                                                                 Exhibit (a)(10)

                             ARTICLES SUPPLEMENTARY
                                       OF
                         NICHOLAS APPLEGATE FUND, INC.

                                 * * * * * * *
                          Pursuant to Section 2-208.1
                    of the Maryland General Corporation Law
                                 * * * * * * *

     Nicholas Applegate Fund, Inc., a Maryland corporation having its principal offices in Baltimore, Maryland and Newark, New Jersey (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

     FIRST:   The Corporation is registered as an open-end company under the
Investment Company Act of 1940.

     SECOND: The total number of shares of all classes of stock which the Corporation has authority to issue is 100,000,000 shares of common stock, par value of $.01 each, having an aggregate par value of $1,000,000.

     THIRD:   Heretofore, the number of authorized shares of which the
Corporation has authority to issue was divided into three classes of shares, consisting of 33,333,333 Class A shares, 33,333,333 Class B shares and 33,333,334 Class C shares.

     FOURTH: In accordance with Section 2-105(c) of the Maryland General Corporation Law and pursuant to a resolution duly adopted by the Board of Directors of the Corporation at a meeting held on May 17, 1996, the number of authorized shares of which the Corporation has authority to issue is hereby increased to 200,000,000 shares, par value of $.01 per share having an aggregate par value of $2,000,000 to be divided into four classes of shares, consisting of 50 million Class A shares, 50 million Class B shares, 50 million Class C shares and 50 million Class Z shares.

     FIFTH:   The Class Z shares shall represent the same interest in the
Corporation and have identical voting, dividend, liquidation and other rights as the Class A, Class B and Class C shares except that (i) Expenses related to the distribution of each class of shares shall be borne soley by such class; (ii) The bearing of such expenses solely by shares of each class shall be appropriately reflected (in the manner determined by the Board of Directors) in the net asset value, dividends, distribution and liquidation rights of the shares of such class; (iii) The Class A Common Stock shall be subject to a front-end sales load and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (iv) The Class B Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time; (v) The Class C Common Stock shall be subject to a contingent deferred sales charge and a Rule 12b-1 distribution fee as determined by the Board of Directors from time to time and
(vi) The Class Z Common Stock shall not be subject to a front-end sales load, a contingent deferred sales charge nor a Rule 12b-1 distribution fee. All shares of each particular class shall represent an equal proportionate interest in that class, and each share of any particular class shall be equal to each other share of that class.

     IN WITNESS WHEREOF, NICHOLAS APPLEGATE FUND, INC., has caused these presents to be signed in its name and on its behalf by its Vice President and attested by its Assistant Secretary on March 14, 1997.

                                                NICHOLAS APPLEGATE FUND, INC.

                                                By   /s/  Robert F. Gunia
                                                   ------------------------
                                                          Robert F. Gunia
                                                          Vice President

Attest:   /s/  Deborah A. Docs
        ----------------------------
               Deborah A. Docs
               Assistant Secretary

     THE UNDERSIGNED, Vice President of Nicholas Applegate Fund, Inc., who executed on behalf of the Corporation the foregoing Articles Supplementary of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                                     /s/  Robert F. Gunia
                                                   ------------------------
                                                          Robert F. Gunia
                                                          Vice President